Exhibit 99.1

Digital Brands Group Reports Second Quarter 2024 Financial Results

Austin, TX— Digital Brands Group, Inc. (“DBG”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, today reported financial results for its second quarter ended June 30, 2024.

“The company paid off over $5.0 million in debt and other liabilities during the first half of this year. The Company also lowered its G&A expenses by $4.5 million during the same period. Based on conversations with strategic partners, we believe cleaning up the balance sheet creates more interest, especially coupled with significantly lower operating expenses,” said Hil Davis, CEO of Digital Brands Group.

Davis continued, “We believe the softer consumer environment will improve. At that time, we believe the Company will be in a much better position to leverage any growth spend, especially given the lower operating expenses and significantly lower interest expense. To that point, we have recently turned back on digital advertising and are experiencing a 2.6x to 2.9x ROAS.”

Results for the First Quarter

●	Net revenues were $3.4 million compared to $4.5 million a year ago

○	Net revenues were negatively impacted by no digital advertising spend, which resulted in limited e-commerce revenue
○	The Company prioritized paying off over $5.0 million in debt and other liabilities during the first half of 2024

●	Gross profit margins were 45.9% compared to 52.0% a year ago

○	Gross profit margins were negatively impacted by lower digital revenue associated with no digital advertising revenue in the quarter
○	Gross profit was $1.6 million compared to $2.3 million a year ago

●	G&A expenses decreased $1.1 million to $2.9 million compared to $4.1 million a year ago

○	G&A included $1.8 million in non-cash expenses primarily associated with D&A

●	Sales & Marketing expenses were $615,000 compared to $1.1 million a year ago

○	Sales and marketing expenses ratio was 18.1% compared to 24.4% a year ago
○	As noted above, the Company dd not spend any capital on digital advertising

●	Net loss was $3.5 million compared to a net loss of $5.7 million a year ago, which excludes a one-time non-cash benefit of $10.7 million a year ago

○	Including this benefit, net income was $5.0 million a year ago

●	Net loss per diluted share was $2.08 per diluted share compared to a net income per diluted share of $0.31 a year ago, which included the $10.7 million benefit a year ago

Conference Call and Webcast Details Updated

Management will host a conference call on Monday, August 19, 2024 at 5:00 p.m. ET to discuss the results. The live conference call can be accessed by dialing 888-506-0062 from the U.S. or internationally. The conference I.D. code is 393166 or referencing Digital Brands or via the web by using the following link: https://www.webcaster4.com/Webcast/Page/3044/51112

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

DIGITAL BRANDS GROUP, INC

STATEMENT OF OPERATIONS

	Three Months Ended June, 30		Six Month Ended June, 30
	2024	2023	2024	2023
Net revenues	$3,396,069	$4,493,424	6,972,656	$8,869,803
Cost of net revenues	1,837,392	2,157,349	3,693,243	4,540,488
Gross profit	1,558,677	2,336,075	3,279,413	4,329,315

Operating expenses:
General and administrative	2,946,688	4,074,051	3,918,420	8,380,063
Sales and marketing	615,190	1,097,326	1,323,340	2,036,677
Distribution	299,034	242,214	564,533	512,399
Change in fair value of contingent considerartion	-	(10,698,475)	-	(10,698,475)
Total operating expenses	3,860,912	(5,284,884)	5,806,293	230,664

Income (loss) from operations	(2,302,235)	7,620,959	(2,526,880)	4,098,651

Other income (expense):
Interest expense	(1,239,624)	(1,086,888)	(1,744,615)	(2,951,487)
Other non-operating income (expenses)	31,379	2,240	77,280	(676,749)
Total other income (expense), net	(1,208,245)	(1,084,648)	(1,667,335)	(3,628,236)

Income tax benefit (provision)	-	-	-	-
Net income (loss) from continuing operations	(3,510,481)	6,536,311	(4,194,216)	470,415
Income from discontinued operations, net of tax	-	(1,492,050)	-	(1,562,503)
Net income (loss)	$(3,510,481)	$5,044,261	(4,194,216)	$(1,092,088)

Weighted average common shares outstanding -
Basic	1,684,801	6,170,227	1,703,645	5,920,596
Dilluted	1,684,801	20,865,111	1,703,645	20,615,480
Net loss per common share - basic	$(2.08)	$1.06	$(2.46)	$0.08
Net loss per common share -dilluted	$(2.08)	$0.31	$(2.46)	$0.02

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENTS OF CASH FLOW

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,194,216)	$(1,092,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,439,094	1,765,619
Amortization of loan discount and fees	1,582,887	1,611,433
Loss on extinguishment of debt	-	689,100
Loss on dsisposition of bussiness	-	1,523,940
Stock-based compensation	168,200	207,094
Shares issued for services	224,265	499,338
Change in credit reserve	(151,611)	344,140
Change in fair value of contigent consideration	-	(10,698,475)
Discontinued operation	-	7,666
Non-cash lease expense	530,312
Changes in operating assets and liabilities:
Accounts receivable, net	(210,819)	375,685
Due from factor	(253,342)	(96,955)
Inventory	(211,846)	454,011
Prepaid expenses and other current assets	(101,289)	(44,213)
Accounts payable	(1,419,297)	92,494
Accrued expenses and other liabilities	-	1,346,068
Deferred revenue	-	(183,782)
Accrued interest payable	196,601	217,479
Due to RP	26,909
Lease liabilities	(377,500)	-
Net cash used in operating activities	(2,751,651)	(2,981,446)
Cash flows from investing activities:
Cash disposed	-	(18,192)
Purchase of property, equipment and software	(23,800)	(27,855)
Deposits	(77,280)	87,378
Net cash provided by (used in) investing activities	(101,080)	41,331
Cash flows from financing activities:
Repayments from related party advances		(57,427)
Advances from factor	-	154,073
Issuance of loans and note payable	490,977	4,194,799
Repayments of convertible notes and loan payable	(2,179,906)	(6,604,552)
Insurance for common stock for cash	4,613,681
Issuance of common stock in public offering	-	5,000,003
Offering costs	-	(686,927)
Net cash provided by financing activities	2,924,752	1,999,969
Net change in cash and cash equivalents	72,021	(940,146)
Cash and cash equivalents at beginning of period	20,773	1,275,616
Cash and cash equivalents at end of period	$92,794	$335,470

The accompanying notes are an integral part of these financial statements.

DIGITAL BRANDS GROUP, INC

STATEMENT OF BALANCE SHEETS

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$92,794	$20,773
Accounts receivable, net	285,652	74,833
Due from factor, net	742,764	337,811
Inventory	5,061,446	4,849,600
Prepaid expenses and other current assets	377,959	276,670
Total current assets	6,560,615	5,559,687
Property, equipment and software, net	79,309	55,509
Goodwill	8,973,501	8,973,501
Intangible assets, net	8,543,123	9,982,217
Deposits	152,711	75,431
Right of use asset	633,755	689,688
Total assets	$24,943,014	$25,336,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,119,604	$7,538,902
Accrued expenses and other liabilities	4,957,132	4,758,492
Due to related parties	426,921	400,012
Convertible note payable, net	100,000	100,000
Accrued interest payable	1,944,362	1,996,753
Loan payable, current	2,110,188	2,325,842
Promissory note payable, net	4,730,740	4,884,592
Right of use liability, current portion	1,031,261	1,210,814
Total current liabilities	21,420,208	23,215,407
Loan payable	150,000	150,000
Right of use liability, non current portion	276,432	-
Deferred tax liability	368,034	368,034
Total liabilities	22,214,674	23,733,441

Commitments and contingencies

Stockholders’ equity:

Undesignated preferred stock, $0.0001 par, 10,000,000 shares authorized, 0 shares issued and outstanding as of both June 30, 2024 and December 31, 2023		-
Series A convertible preferred stock, $0.0001 par, 6,300 shares designated, 6,300 shares issued and outstanding as of both June 30, 2024 and December 31, 2023	1	1
Series C convertible preferred stock, $0.0001 par, 1,744 and 4,786 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Common stock, $0.0001 par, 1,000,000,000 shares authorized, 2,282,332 and 1,114,359 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	226	110
Additional paid-in capital	120,916,777	115,596,929
Accumulated deficit	(118,188,665)	(113,994,449)
Total stockholders’ equity	2,728,340	1,602,592
Total liabilities and stockholders’ equity	$24,943,014	$25,336,033

The accompanying notes are an integral part of these financial statements.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co